Exhibit 24.3
POWER OF ATTORNEY
     Know all by these presents, that the undersigned hereby makes, constitutes and appoints William T. Morrow, Erik E. Prusch and Broady R. Hodder, and each of them singly, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     SIGNATURE AND ACKNOWLEDGMENT: In Witness Whereof I have hereunto signed my name on December 16, 2009.

/s/ Frank Ianna
Frank Ianna